An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

Preliminary Offering Circular Subject To Completion

Dated June 20, 2019

CBD Brands, Inc.

Up to 2,000,000 Shares of Common Stock

CBD Brands, Inc. (“Company,” “CBD Brands,” “we,” “us,” and “our”) is offering up to 2,000,000 shares of our $.001 par value per share common stock for $1.00 per share, for gross proceeds of up to $2,000,000, before deduction of offering expenses, assuming all shares are sold. The minimum investment established for each investor is $100, unless such minimum is waived by the Company in its sole discretion, which may be done on a case-by-case basis. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum amount of shares is not sold.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage licensed broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis.

The sale of shares will begin once the offering statement to which this circular relates is qualified by the Securities and Exchange Commission (“SEC”) and will terminate one year thereafter or once all 2,000,000 shares are sold, whichever occurs first. We expect the offering to commence on the date on which the offering statement of which this offering circular is a part is qualified by the SEC. Notwithstanding, the Company may extend the offering by an additional 90 days or terminate the offering at any time.

 There is currently no public market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the pink sheets, the OTCQB or the OTQX marketplaces.

This offering is being made pursuant to Tier 2 of Regulation A following the Offering Circular disclosure format.

Title of each class of securities to be registered	Amount maximum to be registered	Proposed offering price per unit	Proposed maximum aggregate offering price	Commissions and Discounts (1)	Proceeds to Company (2)
Common Stock offered by the Company	2,000,000	$1.00	$2,000,000	$0	$2,000,000
Selling Security Holder	0	$1.00	$0	$0	$0

1)	We may offer shares through registered broker dealers, although at this time, we have not determined if we will require these services, and therefore have not selected such a selling agent.

2)	We estimate that our total expenses for this offering will be $25,000. See “Plan of Distribution.”

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” on Page 6.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477

(561) 406 2469; www.cbdbrands.net

Offering Circular Date: June 20, 2019

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(2)

USE OF MARKET AND INDUSTRY DATA

This Offering Circular includes market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to in this Offering Circular are reliable, neither we nor our management have independently verified any of the data from such sources referred to in this Offering Circular or ascertained the underlying economic assumptions relied upon by such sources. Furthermore, internally prepared and third-party market prospective information, in particular, are estimates only and there will usually be differences between the prospective and actual results, because events and circumstances frequently do not occur as expected, and those differences may be material. Also, references in this Offering Circular to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this Offering Circular.

Solely for convenience, we refer to our trademarks in this Offering Circular without the ® or the ™ or symbols, but such references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights to our own trademarks. Other service marks, trademarks and trade names referred to in this Offering Circular, if any, are the property of their respective owners, although for presentational convenience we may not use the ® or the ™ symbols to identify such trademarks.

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SUMMARY INFORMATION

This summary highlights some of the information in this circular. It is not complete and may not contain all of the information that you may want to consider. To understand this offering fully, you should carefully read the entire circular, including the section entitled “Risk Factors,” before making a decision to invest in our securities. Unless otherwise noted or unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” refer to CBD Brands, Inc. together with its wholly owned subsidiaries.

The Company

CBD Brands was originally incorporated in the State of Delaware on October 24, 2018. The Company’s principal business address is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

The Company is currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001 and 100,000 shares of Series A Preferred Stock with a par value of $0.001. As of June 1, 2019, the Company had 6,158,000 shares of common stock outstanding. In addition, there are 1,068,000 warrants to purchase shares of common stock at $0.50 per share which expire on November 1, 2020.

There is currently no public market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the pink sheets, the OTCQB or the OTQX marketplaces.

Business Overview

The Company is a cutting-edge wellness brand dedicated to exploring the multiple therapeutic and medical uses of cannabidiol (CBD) via a multitude of convenient products. We are in the developmental stage of becoming a manufacturer, distributor, and marketer of branded consumer products infused with Cannabidiol or Hemp derived (CBD). The Company is exploring and developing therapeutic and possible medical applications for currently available OTC consumer products that may be formulated with Cannabidiol (CBD). We have developed three proprietary CBD infused suncare lotion formulas containing various SPF’s that we plan to market under the CaniSun brand name. The Company is also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin brand name. The Company hopes to develop products to treat various ailments and conditions such as Psoriasis, Eczema, arthritis, burns, insect bites, jelly fish stings and chronic pain.

There can be no assurances that the Company will acquire or enter into such partnership and/or licensing agreements.

The Company’s business plan is to manufacture, market and distribute CBD infused products under the CaniSun and CaniSkin brands. In addition, the Company plans to seek other acquisition opportunities in the branded consumer products space, including but not limited too other OTC therapeutic brands, skin care brands, or consumer wellness companies.

The Company developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility–infusing clear, colorless, odorless, and 99.5% pure CBD isolated with three different FDA approved sun care actives homosalate, octisalate and octocrylene. The Company believes infusing our sun care formulas with CBD could potentially provide benefits such as decreased skin irritation and reduced inflammation associated with exposure to the sun. The CBD infused sun care market is fairly nascent; in the United States, the Company believes that there are currently no major competitors in the category. The Company sees an opportunity to become the leading manufacturer of CBD infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun suncare line of SPF 30, SPF 55 and SPF 50 face lotion on June 6, 2019.

The Company is seeking to acquire or enter into partnership and/or licensing agreements with OTC skin care products companies. We are focused on developing product candidates derived from cannabinoids designed to provide treatment and relief for inflammatory, autoimmune, metabolic, neurodegenerative skin conditions. The Company’s initial brand CaniSun may provide benefits with CBD infused lotions and creams including; decreases in inflammation, promotion of free-radicals, increased generation of antioxidants, anti-aging benefits, most specifically for the skin, reduction of or the assist in recovery from certain allergic reactions, and general pain relief. The Company sees opportunity in potentially being first to market in this product category.

The Company sees growth potential in developing retail locations. Cross-promotion marketing campaigns with CBD Brand’s products and product category expansion that leverages existing distribution channels. The Company is in the developmental stage of building a e-commerce platform designed to connect CBD brands directly to consumers. The Company plans to utilize the platform to sell products, educate customers and build brand loyalty.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Offering

This circular relates to the sale of up to 2,000,000 shares of our common stock, of which 2,000,000 shares are offered by the Company, through the efforts of the company’s executive officers and directors at a price of $1.00 per share, for total offering proceeds of up to $2,000,000 if all offered shares are sold. The minimum amount established for investors is $100, unless such minimum is waived by the Company, in its sole discretion, on a case-by-case basis. There is no minimum aggregate offering amount and the Company will not escrow or return investor funds if any minimum number of shares is not sold. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular.

Shares offered by the Company will be sold by our directors and executive officers. We may also elect to engage registered broker-dealers. No sales agents have yet been engaged to sell shares. All shares will be offered on a “best-efforts” basis. Investors may be publicly solicited provided the “blue sky” regulations in the states in which the Company solicits investors allow such solicitation.

This offering will terminate at the earlier to occur of: (i) all shares offered hereby are sold, or (ii) one year from the date this offering circular is qualified with the SEC. Notwithstanding the foregoing, the Company may terminate this offering at any time or extend this offering by 90 days, in its sole discretion.

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ABOUT THIS CIRCULAR

We have prepared this offering circular to be filed with the SEC for our offering of securities. The offering circular includes exhibits that provide more detailed descriptions of the matters discussed in this circular. You should rely only on the information contained in this circular and its exhibits. The Company has not authorized any person to provide you with any information different from that contained in this circular. The information contained in this circular is complete and accurate only as of the date of this circular, regardless of the time of delivery of this circular or sale of our shares. This circular contains summaries of certain other documents, but reference is hereby made to the full text of the actual documents for complete information concerning the rights and obligations of the parties thereto. All documents relating to this offering and related documents and agreements, if readily available to us, will be made available to a prospective investor or its representatives upon request.

TAX CONSIDERATIONS

No information contained herein, nor in any prior, contemporaneous or subsequent communication should be construed by a prospective investor as legal or tax advice. We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. Federal, state and any applicable foreign tax consequences relating to their investment in our securities. This written communication is not intended to be “written advice,” as defined in Circular 230 published by the U.S. Treasury Department.

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RISK FACTORS

In addition to the other information provided in this offering circular, you should carefully consider the following risk factors in evaluating our business and before purchasing any of our common stock. The Company considers the following to be all known material risks to an investor regarding this offering. The Company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

Risks Related to our Business

Our accountant has indicated doubt about our ability to continue as a going concern.

As of March 31, 2019 and December 31, 2018, the Company had an accumulated deficit of $133,275 and $59,734, respectively. The net loss for the three months ended March 31, 2019 was $(73,541) and for the period ended December 31, 2018 was $(59,734). Our ability to continue as a going concern is doubtful. If we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

We will need a significant amount of capital to carry out our proposed business plan and, unless we are able to raise sufficient funds or generate sufficient revenues, we may be forced to discontinue our operations.

We currently have limited capital on hand. We anticipate that such capital will carry the Company for approximately six months at which time the Company will require additional capital, either from this offering, revenues or from alternative sources, which alternative sources may include debt or equity financing on more favorable terms than those offered pursuant to this offering statement. Our ability to obtain the necessary financing to execute our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds or generate them through revenues, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. There is no guarantee that we will be able to obtain any funding or that we will have sufficient resources to continue to conduct our operations as projected, any of which could mean that we will be forced to discontinue our operations.

We may incur substantial costs as a result of litigation or other proceedings relating to patent and other intellectual property rights.

A third party may sue us or one of our strategic collaborators for infringing its intellectual property rights. Likewise, we may need to resort to litigation to enforce licensed rights or to determine the scope and validity of third-party intellectual property rights.

The cost to us of any litigation or other proceeding relating to intellectual property rights, even if resolved in our favor, could be substantial, and the litigation would divert our efforts. Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. If we do not prevail in this type of litigation, we or our strategic collaborators may be required to pay monetary damages; stop commercial activities relating to the affected products or services; obtain a license in order to continue manufacturing or marketing the affected products or services; or attempt to compete in the market with a substantially similar product.

Uncertainties resulting from the initiation and continuation of any litigation could limit our ability to continue some of our operations. In addition, a court may require that we pay expenses or damages, and litigation could disrupt our commercial activities.

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Any inability to protect our intellectual property rights could reduce the value of our products and brands, which could adversely affect our financial condition, results of operations and business.

Our business is partly dependent upon our trademarks, trade secrets, copyrights and other intellectual property rights. Effective intellectual property rights protection, however, may not be available under the laws of every country in which we and our sub-licensees may operate. There is a risk of certain valuable trade secrets, beyond what is described publicly in patents, being exposed to potential infringers. Regardless of the Company’s technology being protected by patents or otherwise, there is a risk that other companies may employ the technology without authorization and without recompensing us.

The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. In addition, protecting our intellectual property rights is costly and time consuming. There is a risk that we may have insufficient resources to counter adequately such infringements through negotiation or the use of legal remedies. It may not be practicable or cost effective for us to fully protect our intellectual property rights in some countries or jurisdictions. If we are unable to successfully identify and stop unauthorized use of our intellectual property, we could lose potential revenue and experience increased operational and enforcement costs, which could adversely affect our financial condition, results of operations and business.

The intellectual property behind our products may include unpublished know-how as well as existing and pending patent protection. All patent protection eventually expires, and unpublished know-how is dependent on key individuals.

The commercialization of our licensed products is partially dependent upon know-how and trade secrets held by certain individuals working with and for us. Because the expertise runs deep in these few individuals, if something were to happen to any or all of them, the ability to properly manufacture our products without compromising quality and performance could be diminished greatly.

Knowledge published in the form of any future patents has finite protection, as all patents have a limited life and an expiration date. While continuous efforts will be made to apply for patents if appropriate, there is no guarantee that additional patents will be granted. The expiration of patents relating to our products may hinder our ability to sub-license or sell our products for a long period of time without the development of a more complex licensing strategy.

Our potential for rapid growth and our entry into new markets make it difficult for us to evaluate our current and future business prospects, and we may be unable to effectively manage any growth associated with these new markets, which may increase the risk of your investment and could harm our business, financial condition, results of operations and cash flow.

Our proliferation into new markets may place a significant strain on our resources and increase demands on our executive management, personnel and systems, and our operational, administrative and financial resources may be inadequate. We may also not be able to effectively manage any expanded operations, or achieve planned growth on a timely or profitable basis, particularly if the number of customers using our technology significantly increases or their demands and needs change as our business expands. If we are unable to manage expanded operations effectively, we may experience operating inefficiencies, the quality of our products and services could deteriorate, and our business and results of operations could be materially adversely affected.

If we are unable to keep up with rapid technological changes, our products may become obsolete.

The market for our products is characterized by significant and rapid change. Although we will continue to expand our product line capabilities in order to remain competitive, research and discoveries by others may make our processes, products or brands less attractive or even obsolete.

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Competition could adversely affect our business.

Our industry in general is competitive. It is possible that future competitors could enter our market, thereby causing us to lose market share and revenues. Further, we are aware of several competitors, each with more resources and market share than us. In addition, some of our current or future competitors may have significantly greater financial, technical, marketing and other resources than we do or may have more experience or advantages in the markets in which we will compete that will allow them to offer lower prices or higher quality products. If we do not successfully compete with these providers, we could fail to develop market share and our future business prospects could be adversely affected.

If we are unable to develop and maintain our brand and reputation for our product offerings, our business and prospects could be materially harmed.

Our business and prospects depend, in part, on developing and then maintaining and strengthening our brand and reputation in the markets we serve. If problems with our products cause our customers to have a negative experience or operational disruption or failure or delay in the delivery of our products to our customers, our brand and reputation could be diminished. If we fail to develop, promote and maintain our brand and reputation successfully, our business and prospects could be materially harmed.

 We are subject to government regulation, and unfavorable changes could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing our industries in the U.S. and other countries in which we operate. Uncertainty surrounding existing and future laws and regulations may impede our services and increase the cost of providing such services. These regulations and laws may cover taxation, tariffs, user pricing, distribution, consumer protection and the characteristics and quality of services.

Effect of existing or probable governmental regulations relating to CBD products.

A majority of state governments in the United States have legalized the growing, production, and use of CBD. However, cannabis remains illegal under federal law. In addition, in July 2017, the United States Drug Enforcement Agency issued a statement that certain CBD extractions fall within the definition of marijuana, and are therefore a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended. Thus, the cannabis industry, including companies which sell products containing CBD, faces very uncertain regulation by the federal government. While the federal government has for several years chosen to not intervene in the cannabis business conducted legally within the states that have legislated such activities, there is nonetheless the potential that the federal government may at any time choose to begin enforcing its laws against the manufacturing, possession, or use of cannabis-based products such as CBD. Similarly, there is the possibility that the federal government may enact legislation or rules that authorize the manufacturing, possession or use of those products under specific guidelines. local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations. Furthermore, it is possible that the federal government that will be directly applicable to our business as a result of our production of a beverage containing CBD. In the event the federal government was to tighten its regulation of the industry, the Company would likely suffer material adverse effect on its business, including substantial losses.

Risks Related to this Offering and Our Securities

The offering price of our shares has been arbitrarily determined.

Our management has determined the number and price of shares offered by the Company. The price of the shares we are offering was arbitrarily determined based upon the current market value and illiquidity of our common stock, our current financial condition and the prospects for our future cash flows and earnings, and market and economic conditions at the time of the offering. The offering price for the common stock sold in this offering may be more or less than the fair market value for our common stock.

(8)

We may not register or qualify our securities with any state agency pursuant to blue sky regulations.

The holders of our shares of common stock and persons who desire to purchase them in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. We currently do not intend to and may not be able to qualify securities for resale in states which require shares to be qualified before they can be resold by our shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds and may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Investors may have difficulty in reselling their shares due to the lack of market.

There is currently no public market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the pink sheets, the OTCQB or the OTQX marketplaces. If in the future our securities do become tradeable, there is no guarantee that any significant market for our securities will ever develop. Further, the state securities laws may make it difficult or impossible to resell our shares in certain states. Accordingly, our securities should be considered highly illiquid.

We will be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock”, and we are subject to Rule 15g-9 under the Securities Exchange Act or 1934 (the “Exchange Act”), or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Once our common stock is quoted, if one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, our common stock price would likely decline.

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We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends on our common stock in the foreseeable future.

Purchasers of our common stock may experience immediate dilution and/or future dilution.

We are authorized to issue up to 100,000,000 shares of common stock, of which 6,158,000 shares were issued and outstanding as of June 1, 2019. In addition, there are 1,078,000 warrants to purchase shares of common stock at $0.50 per share which expire on November 1, 2020. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders and there are is a class of preferred stock that may be converted to common stock. Consequently, the common stockholders may experience dilution in their ownership of our stock in the future and as a result of this offering.

Risks Related to Management and Personnel

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our senior management personnel. If we lose their services or if they fail to perform in their current positions, or if we are not able to attract and retain skilled personnel as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key personnel in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future. We may not have written employment agreements with all of our senior management. We do not have any key person insurance.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our Company.

The management team is responsible for the operations and reporting of the Company. The requirements of operating as a small public company are many and sometimes difficult to navigate. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. If we lack cash resources to cover these costs of being a public company in the future, our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our potential results of operations, cash flow and financial condition after we commence operations.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire Board of Directors to perform these functions.

We do not have an audit or compensation committee and these functions are performed by the Board of Directors as a whole. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities, which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers and directors are the beneficial owners of a majority of our outstanding voting securities. As a result, they possess significant influence over Company elections and votes. As a result, their ownership and control may have the effect of facilitating and expediting a future change in control, merger, consolidation, takeover or other business combination, or encouraging a potential acquirer to make a tender offer. Their ownership and control may also have the effect of delaying, impeding, or preventing a future change in control, merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer.

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SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

Some of the statements in this offering circular are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. Forward-looking statements contained in this offering circular include, but are not limited to, statements about:

•	the potential market opportunities for commercializing our products;

•	our expectations regarding the potential market size and the size of the consumer populations for our products, and our ability to serve such markets;

•	estimates of our expenses, future revenue, capital requirements and our needs for additional financing;

•	the implementation of our business model and strategic plans for our business and products;

•	the terms of future licensing arrangements, and whether we can enter into such arrangements at all;

•	timing and receipt of revenues, if any;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States;

•	the performance of our third party suppliers and manufacturers;

•	our ability to maintain and establish collaborations or obtain additional funding;

•	our use of proceeds from this offering;

•	our financial performance; and

•	developments and projections relating to our competitors and our industry.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this offering circular. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section of this circular entitled “Risk Factors” and elsewhere in this circular. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this circular. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

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DILUTION

Investors in this offering will experience immediate dilution, as evidenced below, from the sale of shares by the Company. If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this offering. Net tangible book value per share represents our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding. Net tangible book value dilution per share of common stock to new investors represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of common stock immediately after completion of this offering.

As of March 31, 2019, our net tangible book value was estimated at approximately $140,775, or approximately $0.02 per share. After giving effect to our sale of the maximum offering amount of $2,000,000 in securities, assuming no other changes since March 31, 2019, our as-adjusted net tangible book value would be approximately $2,140,775, or $0.27 per share. This amount represents an immediate increase in net tangible book value of $0.25 per share to continuing investors and an immediate dilution in pro forma net tangible book value of $0.73 per share from the assumed initial public offering price of $1.00 per share of our common stock to new public investors. The following table illustrates this per-share dilution:

Public offering price per share	$1.00
Net tangible book value per share before this offering (1)	$0.02
Increase in pro forma net tangible book value per share attributable to this offering (2)	$0.25
Adjusted net tangible book value per share after this offering	$0.27
Dilution per share to new investors in the offering	$0.73

(1)	Net tangible book value per share of our common stock before this offering is determined by dividing net tangible book value based on March 31, 2019 net book value of the tangible assets (consisting of total assets less intangible assets) of the Company, by 6,078,000 common shares issued and outstanding as of March 31, 2019.

(2)	The increase in pro forma net tangible book value per share attributable to this offering is determined by subtracting (i) the pro forma net tangible book value per share before this offering (see note (1) above) from (ii) the pro forma net tangible book value per share after this offering.

(12)

PLAN OF DISTRIBUTION

We are offering up to 2,000,000 shares of our common stock for $1.00 per share, for a total of up to $2,000,000 in gross offering proceeds, assuming all securities are sold. The minimum investment for any investor is $100, unless such minimum is waived by the Company, which may be done in its sole discretion on a case-by-case basis. There is no minimum aggregate offering amount or provision to escrow or return investor funds if any minimum number of shares is not sold, and we may sell significantly fewer shares of common stock than those offered hereby. In fact, there can be no assurances that the Company will sell any or all of the offered shares. All money we receive from the offering will be immediately available to us for the uses set forth in the “Use of Proceeds” section of this offering circular. The Selling Security Holder will be entitled to keep all proceeds from the sale of its shares.

Our common stock is not now listed on any quotation system, national securities exchange or the Nasdaq stock market; There is currently no public market for our securities. There is no guarantee that our securities will ever trade on any listed exchange or be quoted on the pink sheets, the OTCQB or the OTQX marketplaces. There is also no guarantee that our securities will ever trade on any listed exchange. Accordingly, our shares should be considered highly illiquid, which inhibits investors’ ability to resell their shares.

Upon this circular being qualified by the SEC, the Company may offer and sell shares from time to time until all of the shares registered are sold; however, this offering will terminate one year from the initial qualification date of this circular, unless extended or terminated by the Company. The Company may terminate this offering at any time and may also extend the offering term by 90 days.

Currently, we plan to have our directors and executive officers and directors sell the shares offered hereby on a best-efforts basis. They will receive no discounts or commissions. Our executive officers will deliver this circular to those persons who they believe might have interest in purchasing all or a part of this offering. The Company may generally solicit investors; however, it must abide by the “blue sky” regulations relating to investor solicitation in the states where it will solicit investors. All shares will be offered on a “best efforts” basis.

Our directors and officers will not register as broker-dealers under Section 15 of the Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker-dealer. The conditions are that:

•	the person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of his participation;

•	the person is not at the time of their participation an associated person of a broker-dealer; and

•	the person meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (i) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (ii) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and (iii) does not participate in selling and offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 of the Exchange Act.

Our officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to hold their positions as officers or directors following the completion of the offering and have not been during the past 12 months and are currently not brokers or dealers or associated with brokers or dealers. They have not nor will they participate in the sale of securities of any issuer more than once every 12 months.

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 As of the date of this circular, we have not entered into any arrangements with any selling agents for the sale of the securities; however, we may engage one or more selling agents to sell the securities in the future. If we elect to do so, we will supplement this circular as appropriate.

All subscription agreements and checks received by the Company for the purchase of shares are irrevocable until accepted or rejected by the Company and should be delivered to the Company as provided in the subscription agreement. A subscription agreement executed by a subscriber is not binding on the Company until it is accepted on our behalf by the Company’s CEO or by specific resolution of our Board of Directors. Any subscription not accepted within 30 days will be automatically deemed rejected. Once accepted, the Company will deliver a stock certificate to a purchaser within five days from request by the purchaser; otherwise purchasers’ shares will be noted and held on the book records of the Company.

In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.  We have not yet applied for “blue sky” registration in any state, and there can be no assurance that we will be able to apply, or that our application will be approved and our securities will be registered, in any state in the US. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

Should any fundamental change occur regarding the status of this offering or other matters concerning the Company, we will file an amendment to this circular disclosing such matters.

OTC Markets Considerations

The OTC Markets is separate and distinct from the Nasdaq stock market or other national exchange. Nasdaq has no business relationship with issuers of securities quoted on the OTC Markets. The SEC’s order handling rules, which apply to Nasdaq-listed securities, do not apply to securities quoted on the OTC Markets.

Although the Nasdaq and other national stock markets have rigorous listing standards to ensure the high quality of their issuers, and can delist issuers for not meeting those standards; the OTC Markets has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files.

Investors may have greater difficulty in getting orders filled than if we were on Nasdaq or other exchanges. Trading activity in general is not conducted as efficiently and effectively on OTC Markets as with exchange-listed securities. Also, because OTC Markets stocks are usually not followed by analysts, there may be lower trading volume than for Nasdaq-listed securities.

Our common stock is not currently quoted on the OTC Markets system. If we decide to pursue such quotation we would have to find a market maker willing to quote our common stock and file the 211 application to OTC Markets.

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 USE OF PROCEEDS

The following table illustrates the amount of net proceeds to be received by the Company on the sale of shares by the Company and the intended uses of such proceeds, in descending order, over an approximate 12 month period.

Capital Sources and Uses
100%
Gross Offering Proceeds	$2,000,000

Use of Proceeds:
Inventory (1)	$200,000
Marketing (2)	$200,000
Public Relations Events (3)	$300,000
Acquisition (4)	$700,000
Staff (5)	$200,000
Working Capital Reserves(6)	$400,000

(1)	Assuming a fully funded offering, the Company intends to acquire additional inventory, including more CaniSun and CBD infused CaniSkin.

(2)	The Company expects to spend offering proceeds on increased market share for CaniSun and CBD infused CaniSkin.

(3)	The Company expects to spend offering proceeds on Public Relations events to increase brand awareness.

(4)	We intend to acquire interests in companies focused on the manufacture and distribution of consumer products. Such acquisitions may be for all cash or in combination with securities of the Company.

(5)	The Company will use working capital to pay for required staff hiring and officer compensation.

(6)	The Company will use working capital to pay for miscellaneous and general operating expenses, including management fees and overhead.

The allocation of the use of proceeds among the categories of anticipated expenditures represents management’s best estimates based on the current status of the Company’s proposed operations, plans, investment objectives, capital requirements, and financial conditions. Future events, including changes in economic or competitive conditions of our business plan or the completion of less than the total offering, may cause the Company to modify the above-described allocation of proceeds. The Company’s use of proceeds may vary significantly in the event any of the Company’s assumptions prove inaccurate. We reserve the right to change the allocation of net proceeds from the offering as unanticipated events or opportunities arise.

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DESCRIPTION OF BUSINESS

Organization

CBD Brands was originally incorporated in the State of Delaware on October 24, 2018. The Company’s principal business address is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

Business

The Company is a cutting-edge wellness brand dedicated to exploring the multiple therapeutic and medical uses of cannabidiol (CBD) via a multitude of convenient products. We are in the developmental stage of becoming a manufacturer, distributor, and marketer of branded consumer products infused with Cannabidiol or Hemp derived (CBD). The Company is exploring and developing therapeutic and possible medical applications for currently available OTC consumer products that may be formulated with Cannabidiol (CBD).We have developed three proprietary CBD infused suncare lotion formulas containing various SPF’s that we plan to market under the CaniSun brand name. The Company is also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin brand name. The Company hopes to develop products to treat various ailments and conditions such as Psoriasis, Eczema, arthritis, burns, insect bites, jelly fish stings and chronic pain.

There can be no assurances that the Company will acquire or enter into such partnership and/or licensing agreements.

The Company’s business plan is to manufacture, market and distribute CBD infused products under the CaniSun and CaniSkin brands. In addition, the Company plans to seek other acquisition opportunities in the branded consumer products space, including but not limited too other OTC therapeutic brands, skin care brands, or consumer wellness companies.

The Company developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility–infusing clear, colorless, odorless, and 99.5% pure CBD isolate with three different FDA approved sun care actives homosalate, octisalate and octocrylene. The Company believes infusing our suncare formulas with CBD could potentially provide benefits such as decreased skin irritation and reduced inflammation associated with exposure to the sun. The CBD infused sun care market is fairly nascent; in the United States, the Company believes that there are currently no major competitors in the category. The Company sees an opportunity to become the leading manufacturer of CBD infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch our CaniSun sun care line of SPF 30, SPF 55 and SPF 50 faces lotion on June 6, 2019.

The Company is also currently seeking to acquire or enter into partnership and/or licensing agreements with OTC skin care products companies. We are focused on developing product candidates derived from cannabinoids designed to provide treatment and relief for inflammatory, autoimmune, metabolic, neurodegenerative skin conditions. The Company’s initial brand CaniSun may provide benefits with CBD infused lotions and creams including; decreases in inflammation, promotion of free-radicals, increased generation of antioxidants, anti-aging benefits, most specifically for the skin, reduction of or the assist in recovery from certain allergic reactions, and general pain relief. The Company sees opportunity in potentially being first to market in this product category.

The Company sees growth potential in developing retail locations. Cross-promotion marketing campaigns with CBD Brand’s products and product category expansion that leverages existing distribution channels. The Company is in the developmental stage of building a e-commerce platform designed to connect CBD brands directly to consumers. The Company plans to utilize the platform to sell products, educate customers and build brand loyalty.

Going Concern

Our auditor has expressed substantial doubt about our ability to continue as a going concern. The Company has suffered losses and has experienced negative cash flows from operations, which raises substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Growth Strategy

Besides selling to the customers listed above, the Company also intends to sell the product online directly through its own website, Amazon, and other third-party marketplaces. In addition, the Company intends to expand into international markets as well.

Manufacturing and Materials

The Company currently sources its products from third-party suppliers. The Company combines the finance, accounting, and other back office functions to create efficiencies and scale.

Intellectual Property

The Company owns no proprietary technology or intellectual property to manufacture its products.

Employees

The Company has two employees, its Chief Executive Officer Brian S. John, and its Chief Financial Officer, Richard Miller. The Company has no other employees, and believes its relations with Messrs John and Miller to be good.

Legal Proceedings

The Company is not party to any legal proceedings.

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DESCRIPTION OF PROPERTY

Currently the Company owns no tangible property. The Company rents an office space at 725 N. Hwy A1A, Suite C-106,

Jupiter, FL 33477 for $2,140 per month. This office space is rented on a month to month lease.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

The Company, is in the developmental stage of becoming a manufacturer, distributor, and marketer of branded consumer products infused with Cannabidiol or Hemp derived (CBD). The Company is exploring and developing therapeutic and possible medical applications for currently available OTC consumer products that may be formulated with Cannabidiol (CBD).We have developed three proprietary CBD infused suncare lotion formulas containing various SPF’s that we plan to market under the CaniSun brand name. The Company is also actively seeking to acquire or license products in the OTC skin care market that can be infused with CBD and marketed under our CaniSkin brand name. The Company hopes to develop products to treat various ailments and conditions such as Psoriasis, Eczema, Arthritis, burns, insect bites, jelly fish stings and chronic pain.

There can be no assurances that the Company will acquire or enter into such partnership and/or licensing agreements.

The Company’s business plan is to manufacture, market and distribute CBD infused products under the CaniSun and CaniSkin brands. In addition, the Company plans to seek other acquisition opportunities in the branded consumer products space, including but not limited to other OTC therapeutic brands, skin care brands, or consumer wellness companies.

The Company developed a CBD-infused sunscreen with broad-spectrum SPF protection. We have completed lab testing for CBD solubility–infusing clear, colorless, odorless, and 99.5% pure CBD isolate with three different FDA approved suncare actives homosalate, octisalate and octocrylene. The Company believes infusing our sun care formulas with CBD could potentially provide benefits such as decreased skin irritation and reduced inflammation associated with exposure to the sun. The CBD infused sun care market is fairly nascent; in the United States, the Company believes that there are currently no major competitors in the category. The Company sees an opportunity to become the leading manufacturer of CBD infused sun care products, marketing the CaniSun brand through an extensive digital and social media awareness campaign. We announced the launch of our CaniSun suncare line of SPF 30, SPF 55 and SPF 50 face lotion on June 6, 2019.

The Company is also currently seeking to acquire or enter into partnership and/or licensing agreements with OTC skin care products companies. We are focused on developing product candidates derived from cannabinoids designed to provide treatment and relief for inflammatory, autoimmune, metabolic, neurodegenerative skin conditions. The Company’s initial brand CaniSun may provide benefits with CBD infused lotions and creams including; decreases in inflammation, promotion of free-radicals, increased generation of antioxidants, anti-aging benefits, most specifically for the skin, reduction of or the assist in recovery from certain allergic reactions, and general pain relief. The Company sees opportunity in potentially being first to market in this product category.

The Company sees growth potential in developing retail locations. Cross-promotion marketing campaigns with CBD Brand’s products and product category expansion that leverages existing distribution channels. The Company is in the developmental stage of building a e-commerce platform designed to connect CBD brands directly to consumers. The Company plans to utilize the platform to sell products, educate customers and build brand loyalty.

Plan of Operation

The Company is actively seeking acquisition opportunities that will add revenue and shareholder value. Management is focusing its efforts to three areas; fashion and apparel, beverage, and block chain. Senior management has a number of contacts within the industry and have identified a number of targets to pursue. Acquisitions in this space would be accretive, as there is already the infrastructure in place to integrate the operations and extract accretive revenue and margin. Senior management is also evaluating a number of opportunities in the beverage space, and would look to follow a similar model in creating accretive value with another beverage acquisition. There can be no assurances that the Company will acquire or enter into such partnership and/or licensing agreements.

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Management's Discussion and Analysis of Financial Condition and Results of Operations.

For the three months ended March 31, 2019.

Revenues

We had no revenues for the three months ended March 31, 2019. There is no prior period for comparative purposes.

Operating Expenses

We had operating expenses of $73,541 for the three months ended March 31, 2019. Operating expenses were in connection with the daily operations of the company and expenses related to running a public company, including but not limited to, research and development cost of $33,000, marketing expenses and legal fee of $15,030 and $12,150, respectively.

Income/Losses

Net losses were $73,541 for the three months ended March 31, 2019.

Liquidity and Capital Resources

During the three months ended March 31, 2019, net cash flows used in operating activities were $87,466 due primarily to the net loss of $73,541, the increase in prepaid expenses for inventory by $63,463, partially offset by the collection from third party in amount of $30,000.

During the three months ended March 31, 2019, net cash flows used in investing activities were $716 attributable to the purchase of fixed assets.

During the three months ended March 31, 2019, net cash flows provided by financing activities were $30,000, attributable to the proceeds from a common stock offering at $0.25 per share.

We had cash of $ 103,134 on hand as of March 31, 2019. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

For the period from October 24, 2018 (inception) through December 31, 2018.

Revenues

We had no revenues for the period from October 24, 2018 (inception) through December 31, 2018. There is no prior period for comparative purposes.

Operating Expenses

We had operating expenses of $59,734 for the period from October 24, 2018 (inception) through December 31, 2018. Operating expenses were in connection with the daily operations of the company and expenses related to running a public company, including but not limited to, research and development cost of $16,500, marketing expenses and legal fee of $10,000 and $10,000, respectively.

Income/Losses

Net losses were $59,734 for the period from October 24, 2018 (inception) through December 31, 2018.

Liquidity and Capital Resources

During the period from October 24, 2018 (inception) through December 31, 2018, net cash flows used in operating activities were $82,734 due primarily to our net losses for the period.

There were no cash flows from investing activities during the period from October 24, 2018 (inception) through December 31, 2018

During the period from October 24, 2018 (inception) through December 31, 2018, net cash flows provided by financing activities were $244,050, attributable to the proceeds of $4,550 from founder shares and proceeds of $239,500 from a common stock offering at $0.25 per share.

We had cash of $ 161,316 on hand as of December 31, 2018. On the short-term basis, we will be required to raise a significant amount of additional funds over the next 12 months to sustain operations. On the long-term basis, we will potentially need to raise capital to grow and develop our business.

It is likely that we will require significant additional financing within the next 12 months and if we are unable to raise the needed funds on an acceptable basis, we may be forced to cease or curtail operations.

Impact of Inflation

We believe that inflation has had a negligible effect on operations since inception. We believe that we can offset inflationary increases in the cost of operations by increasing sales and improving operating efficiencies.

Off-Balance Sheet Arrangements

There are currently no off-balance sheet arrangements.

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DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

Our Board of Directors is elected annually by our shareholders. The Board of Directors elects our executive officers annually. Our directors and executive officers, none of whom work part-time, are as follows:

Name	Position	Age	Term of Office
Executive Officer:
Brian S. John	Chief Executive Officer	51	October 28-Present
Executive Officer:
Richard Miller	Chief Financial Officer	51	November 1-Present
Director:
Glynn Wilson	Director	72	November 1-Present
Director:
Dr. Hector Alila	Director	62	February 25-Present
Director:
Tim Glynn	Director	58	March 13-Present

Brian S. John

For the past 20 years, Brian has been an investor and global advisor to companies around the globe. He is the Founder of a highly successful financial consulting firm specializing in assisting emerging growth companies primarily in the sub- $100 million space and has worked with hundreds of companies in dozens of countries over the last 25 years. He also serves on the board of directors of The Learning Center at the Els Center of Excellence–a school for children with autism in Jupiter, Florida.

Richard Miller

Since 2000, Rich has managed a consulting firm that advises emerging growth companies. Over the last twenty years Mr. Miller has provided strategic advice to hundreds of companies across diverse industries. He has assisted C Level executives with expanding, financing and other challenges emerging companies face. Mr. Miller was Co-Founder of Teeka Tan Suncare Products. Prior to the company’s sale he was instrumental in the design and launch a full line of boutique suncare products. He managed the deal from “concept to sale”. He is an advocate for school safety and local schools through his grass roots group My School Counts.

Glynn Wilson

Glynn brings an extensive background of success in corporate management and product development with tenures in both multinational and start-up biotech organizations. He was formerly Head of Drug Delivery at SmithKline Beecham Pharmaceuticals, Research Area Head in Advanced Drug Delivery at Ciba-Geigy Pharmaceuticals, and Founder, CEO and Chairman of TapImmune Inc. for 12 years which became Marker Therapeutics through merger. At TapImmune he licensed cancer vaccine technology platforms and established the clinical pipeline.

Dr. Hector Alilla

Hector brings 30 years of demonstrated scientific experience in product development and successful management leadership in biopharmaceutical industry. He is the Founding President and Chief Executive Officer of Esperance Pharmaceutical Inc. (Houston, Texas). Esperance is a clinical stage biopharmaceutical company that has successfully developed novel targeted cancer therapeutics currently in clinical development. Prior to Esperance he served as Senior Vice President of Drug Development at Protalex, Inc. (New Hope, PA), where he led the development of a drug currently in clinical trials for treatment of autoimmune diseases. He was Vice President of Product Development at Cell Pathways, Inc. (Horsham, PA) where he was responsible for the development cancer drugs.  He was the Director of Biology/pharmacology at GeneMedicine, Inc. (The Woodlands, Texas), where led product development of gene medicines.  He also held several research, product development and management positions at SmithKline Beecham Pharmaceuticals.  He obtained his Ph.D. degree from Cornell University.

Tim Glynn

Came out of Lehman Brothers with a deep and diverse background including; 25 years on Wall Street. Mr. Glynn is an entrepreneur with significant executive experience and management in Finance, Hedge Funds, Capital Markets, International Sales and Marketing, Operations, Product Development, Acquisitions and Integrations and Divestures. He's a Team Builder running multiple organizations in both domestic and international markets. Mr. Glynn has built, funded and sold multiple businesses (public & private). He is a seasoned Advisor to C-Level Executives, High Net Worth Individuals, Institutions, Trusts, Family Offices, Public and Private Enterprises, and Hedge Funds throughout the US and the world with billions in the markets.

Family Relationships

There are no family relationships among and between the issuer’s directors, officers, persons nominated or chosen by the issuer to become directors or officers, or beneficial owners of more than ten percent of any class of the issuer’s equity securities.

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Legal Proceedings

No officer, director, or persons nominated for such positions, promoter, control person or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•	Being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission (the “Commission”) or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated,

•	Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity,

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity, or

•	Administrative proceedings related to their involvement in any type of business, securities, or banking activity.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us since our inception in fiscal year 2018 until the date of the offering statement to which this offering circular relates. We do not have a compensation committee and compensation for our directors and officers is determined by our Board of Directors. We have not approved any stock option plan for the compensation of employees and contractors.

Name	Capacities in which compensation was received	Fiscal Year	Cash Compensation	Other Compensation	Total Compensation
Brian S. John	Chief Executive Officer	2018	$0	$0	$0
		2019	$0	(1)	(1)
Richard Miller	CFO	2018	$0	$0	$0
		2019	$0	(1)	(1)

(1)	As there is no public market for our Series A Convertible Preferred Stock, it is impracticable to determine the cash value of such securities.

The Company will continue to compensate its directors and officers with preferred stock compensation. Depending on financial performance, cash compensation will also be contemplated.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of March 15, 2019, of our shares of stock by each person known by us to be the beneficial owner of more than 10% of our outstanding voting stock, and our directors and executive officers as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities.

Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. Unless stated otherwise, the business address for the shareholders set forth below is 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477.

Title of Class	Number and address of beneficial owner	Amount and nature of beneficial ownership	Amount and nature of beneficial ownership acquirable	Percent of Class
Common Stock	Brian S. John 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477	3,000,000 Direct ownership	N/A	49.36%

Common Stock	Richard Miller 725 N. Hwy A1A, Suite C-106, Jupiter, FL 33477	1,150,000 Direct ownership	N/A	18.92%
All Officers and Directors as group hold 4,150,000 shares of Common Stock, which is 68.28% of the Company’s outstanding common shares.

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INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Except as described within the section entitled Compensation of Directors and Officers of this offering circular, the Company had the following transactions with “Related Persons,” as that term is defined in Item 404 of Regulation S-K, which includes, but is not limited to:

•	any of our directors or officers,

•	any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock, or

•	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

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SECURITIES BEING OFFERED

This offering circular relates to the sale of up to 2,000,000 shares of our common stock, of which 2,000,000 such shares are being offered by the Company at a price of $1.00 per share, for total offering proceeds of up to $2,000,000 if all offered shares are sold. There is no minimum aggregate offering amount and no provision to escrow or return investor funds if any minimum number of shares is not sold. The minimum amount established for investors is $100, unless such minimum is waived by the Company, in its sole discretion. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this offering circular.

The Company is currently authorized to issue a total of 100,000,000 shares of common stock with a par value of $0.001 and 100,000 shares of Series A Preferred Stock with a par value of $0.001. As of June 1, 2019, the Company had 6,158,000 shares of common stock outstanding. In addition, there are 1,078,000 warrants to purchase shares of common stock at $0.50 per share which expire on November 1, 2020.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law. Shareholders may take action by written consent of over 50% of the issued and outstanding common stock of the Company.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no pre-emptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation, as amended, or our Bylaws that would prevent or delay change in our control.

The designation, powers, including voting rights, preferences and any qualifications, limitations, or restrictions of the preferred stock will be established from time to time upon the approval by both directors and majority shareholders of Company.

As of June 1, 2019, the Company had 100,000 shares of Series A Preferred Stock authorized with a par value of $0.001, which shall each have the relative rights, privileges, limitations and preferences as set forth below:

Under the terms of our certificate of incorporation, our Board of Directors is authorized to issue shares of preferred stock in one or more series without stockholder approval.  Our Board of Directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

The purpose of authorizing our Board of Directors to issue preferred stock and determination its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances.  The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock.

(25)

Series A Convertible Preferred Stock

On September 30, 2018, the Board of Directors and the stockholders of the Company adopted a resolution amending the Company’s articles of incorporation to authorize the issuance of up to 10,000,000 shares of Series A Preferred Stock, with a par value of $0.001 per share.

Voting Rights.	Our Series A Preferred Stock has voting rights equal to a 1:100 basis, such that each share of Series A Preferred Stock is entitled to 100 votes in any vote of the Company’s common stockholders

Dividends.	Holders of Series A Preferred Stock are entitled to dividends at a rate of 12% per annum of the original purchase price paid by such holder for its shares of Series A Preferred Stock. Such dividends are payable only as and if declared by the Company’s Board of Directors

Liquidation Rights.	Holders of Series A Preferred Stock are entitled to receive the amount payable in cash equal to the original purchase price paid by such holder for its shares of Series A Preferred Stock. After the payment of such amounts, remaining assets of the Company shall be distributed ratably to the holders of the Series A Preferred Stock and common stock of the Company.

Conversion.	Subject to certain conditions, our Series A Preferred Stock is entitled to conversion in to shares of common stock, at a ratio of 1 share of Series A Preferred Stock to 100 shares of common stock.

Protective Provisions.	Holders of Series A Preferred Stock are entitled to certain protective provisions relating to potential issuances of new shares of Series A Preferred Stock.

Market Price, Dividends, and Related Stockholder Matters

Our securities are not traded on a national exchange or any quotation system.. There is only a limited market for our securities.

The last sale price of the Company’s common stock on March 15, 2019 was $0.25 per share.

As of June 1, 2019, there were approximately 19 shareholders of record.

We do not have an equity incentive plan.

We have not declared any cash dividends on our common stock in the past two years and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

(26)

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our bylaws, subject to the provisions of Delaware Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

(27)

FINANCIAL STATEMENTS

(F-1)

CBD Brands, Inc.
Balance Sheet
As of March 31, 2019 and December 31, 2018

	March 31, 2019	December 31, 2018

Assets

Cash	$103,134	$161,316
Due from third party	—	30,000
Prepaid expenses	63,463	—
Security Deposits	2,000	—
Total current assets	168,597	191,316

Furniture and Equipment	716	—

Total assets	$169,313	$191,316

Liabilities and Shareholders’ Equity

Accounts Payable	8,538	7,000
Common Stock to be issued	20,000	—
Total current Liabilities	28,538	7,000

Common stock, $.001 par value, 100,000,000 shares authorized, of which 6,078,000 and 5,958,000 share isssued	6,078	5,958
and outstanding as of March 31, 2019 and December 31, 2018, respectively
Additional paid-in capital	268,422	238,542
Subscription Receivable	(450)	(450)
Accumulated deficits	(133,275)	(59,734)
Total Shareholders’ Equity	140,775	184,316

Total Liabilities and Shareholders’ Equity	$169,313	$191,316

The accompanying notes are an integral part of these financial statements

(F-2)

CBD Brands, Inc.
Statement of Operations
For the Three Months Ended March 31, 2019

For the Three Months Ended March 31, 2019

Revenue
Sales	$—
Cost of Sales	—
Gross profit	—

Operating expense
Marketing	15,030
Legal fees	12,150
R & D expenses	33,000
Rent	4,310
General and administrative expenses	9,051
Total operating expense	73,541

Net (loss)	(73,541)

Net (loss) per share:
Basic	$(0.01)

Weighted average number of shares
Basic	6,057,556

The accompanying notes are an integral part of these financial statements

(F-3)

CBD Brands, Inc.
Statement of Changes in Stockholders' Equity
For the Three Months Ended March 31, 2019 and Year Ended December 31, 2018

	Common		Additional
	Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficits	Total
Balance, October 24, 2018 (Inception)	—	$—	$—	$—	$—	$—

Common stock issued for cash	5,958,000	5,958	238,542	(450)	—	244,050

Net (loss)	—	—			(59,734)	(59,734)

Balance, December 31, 2018	5,958,000	$5,958	$238,542	$(450)	$(59,734)	$184,316

Common stock issued for cash	120,000	120	29,880		—	30,000

Net (loss)	—	—			(73,541)	(73,541)

Balance, March 31, 2019	6,078,000	$6,078	$268,422	$(450)	$(133,275)	$140,775

The accompanying notes are an integral part of these financial statements

(F-4)

CBD Brands, Inc.
Statement of Cash Flows
For the Three Months Ended March 31, 2019

For the Three Months Ended March 31, 2019

Cash flows from operating activities:
Net (loss)	$(73,541)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Due from third party	30,000
Prepaid expenses	(63,463)
Security deposits	(2,000)
Accounts payable	1,538
Common Stock to be issued	20,000
Net cash (used in) operating activities	(87,466)

Cash flows from investing activities:
Purchase of fixed assets	(716)
Net cash (used in) investing activities	(716)

Cash flows from financing activities:
Proceeds from sales of common stock	30,000
Net cash provided by financing activities	30,000

Net increase in cash and cash equivalents	(58,182)

Cash and cash equivalents at the beginning of the period	161,316

Cash and cash equivalents at the end of the period	$103,134

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements

(F-5)

CBD BRANDS, INC.

Notes to Financial Statements

For the Three Months Ended March 31, 2019

Note 1 — Organization and Business Operations

CBD Brands Inc. (the “Company”) was formed on October 24, 2018 under the laws of the State of Delaware, and is headquartered in Jupiter, Florida. The Company is a leading cutting-edge wellness brand dedicated to exploring and developing multiple therapeutic and medical use for Cannabidiol (CBD) in the treatment of various ailment and diseases such as Cancer, Arthritis, anxiety, insomnia, Psoriasis, chronic pain amongst others.

As of March 31, 2019, the Company had not yet generated any revenue. All activity through March 31, 2019 relates to the Company’s formation and the Private Offering of its common stock (as defined below). The Company has selected December 31 as its fiscal year end.

Going Concern Consideration

As of March 31, 2019, the Company had $103,134 in cash, accumulated deficit of $133,275, and the cash flow used in operation during the period ended March 31, 2019 was $107,386. The Company has incurred and expects to continue to incur significant costs in pursuit of its exploring and developing plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows.  The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

(F-6)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with a maturity of three months or less when purchased to be cash and equivalents for purposes of the statement of cash flows. There were no cash equivalents as of March 31, 2019.

Furniture and Equipment

Furniture and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Warrants are not considered in the calculations for the three months ended March 31, 2019, as the impact of the potential common shares would be to decrease the loss per share.

For the Three Months Ended March 31, 2019

Numerator:	$(73,541)
Net (loss)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	6,057,556
Denominator for diluted earnings per share	6,057,556
Basic (loss) per share	$(0.01)
Diluted (loss) per share	$(0.01)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

(F-7)

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for 2018 tax year which would be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at March 31, 2019 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $26,000, less a valuation allowance in the amount of approximately $26,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2019.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers”. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, and cash flows. The adoption of this standard is expected to result in additional financial statement disclosures.

In February 2016, Topic 842, “Leases” was issued to replace the leases requirements in Topic 840, “Leases”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

(F-8)

Note 3 — Capital Structure

Common Stock - The Company is authorized to issue a total of 100,000,000 shares of common stock with par value of $0.001 each. As of March 31, 2019, 6,078,000 shares of common stock were issued and outstanding.

Founder Shares

As of March 31, 2019, 5,000,000 shares of the Company’s common stock were issued to the Founders of the Company (“Founder Shares”) for an aggregate amount of $5,000 to the management of the Company. As of March 31, 2019, the Company received cash proceeds of $4,550 from 4,550,000 Founder Shares, and recorded subscription receivable of $450.

Subscription Shares

As of March 31, 2019, approximately 13 investors submitted subscription agreements to the Company regarding the purchase of total 1,078,000 shares of the Company’s Common Stock by cash payment of total $269,500, or $0.25 per share, of which $239,500 was collected as of December 31, 2018 and $30,000 was collected during the first quarter of 2019. The transaction was independently negotiated between the Company and the investors. The proceeds from the subscription agreements mitigated the Company’s cash pressure in short term.

Common Stock to be issued

During the first quarter of 2019, approximately 2 investors submitted subscription agreements to the Company regarding the purchase of total 80,000 shares of the Company’s Common Stock by cash payments of total $20,000, or $0.25 per share, which was collected as of March 31, 2019. The 80,000 shares were issued to the investors in April 2019. Accordingly, the Company recorded common stock to be issued in amount of $20,000 as of March 31, 2019. The transaction was independently negotiated between the Company and the investors. The proceeds from the subscription agreements mitigated the Company’s cash pressure in short term.

Note 4 — Warrants

In connection with the subscription agreements discussed in Note 3, during the three months ended March 31, 2019, the Company granted the subscribers 120,000 warrants to purchase up to 120,000 shares of common stock at an exercise price of $0.50 per share, with a term of two years.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on February 18, 2019.

Reporting Date	Relative Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
2/18/2019	$30,000	2	$0.50	$0.25	717%	0.0227

The following tables summarize all warrant outstanding as of March 31, 2019, and the related changes during this period.

	Number of Warrants	Exercise Price
Stock Warrants
Balance at December 31, 2018	958,000	$0.50
Granted	120,000	$0.50
Exercised	—	—
Expired	—	—
Balance at March 31, 2019	1,078,000	0.50
Warrants Exercisable at March 31, 2019	1,078,000	$0.50

Note 5 — Commitments and Contingencies

There was no pending or threatened litigation in the Company as of March 31, 2019.

Note 6 — Subsequent Events

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to March 31, 2019 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the follows.

During the second quarter of 2019, the Company issued 80,000 shares of the Company’s Common Stock to the investors pursuant to the subscription agreements discussed in Note 3.

(F-9)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of CBD Brands, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of CBD Brands, Inc. (the Company) as of December 31, 2018, and the related statements of operations, statement of changes in stockholders’ equity and statement of cash flows from October 24, 2018 (Inception) through December 31, 2018, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and the results of its operations and its cash flows from October 24, 2018 (Inception) through December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2019.

Houston, TX

June 20, 2019

(F-10)

CBD Brands,Inc.
Balance Sheet
As of December 31, 2018

December 31, 2018

Assets

Cash	$161,316
Due from third party	30,000
Total current assets	191,316

Total assets	$191,316

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts Payable	7,000
Total current Liabilities	7,000

Common stock, $.001 par value, 100,100,000 shares authorized, 5,958,000 shares issued and outstanding as of December 31, 2018	5,958
Additional paid-in capital	238,542
Subscription Receivable	(450)
Accumulated deficits	(59,734)
Total Shareholders’ Equity	184,316

Total Liabilities and Shareholders’ Equity	$191,316

The accompanying notes are an integral part of these financial statements

(F-11)

CBD Brands,Inc.
Statement of Operations
For the Period from October 24, 2018 (Inception) through December 31, 2018

For the Period from October 24, 2018 (Inception) through December 31, 2018

Operating expense
Consultant Fee	$15,000
Marketing	10,000
Legal fees	10,000
R&D expenses	16,500
General and administrative expenses	8,234
Total operating expense	59,734

Net (loss)	$(59,734)

Net (loss) per share:
Basic	$(0.02)

Weighted average number of shares
Basic	3,364,113

The accompanying notes are an integral part of these financial statements

(F-12)

CBD Brands,Inc.
Statement of Changes in Stockholders' Equity
For the Period from October 24, 2018 (Inception) through December 31, 2018

			Additional
	Common Stock		Paid-In	Subscription	Accumulated
	Shares	Amount	Capital	Receivable	Deficits	Total
Balance, October 24, 2018 (Inception)	—	$—	$—	$—	$—	$—

Common stock issued for cash	5,958,000	5,958	238,542	(450)	—	244,050

Net (loss)	—	—			(59,734)	(59,734)

Balance, December 31, 2018	5,958,000	$5,958	$238,542	$(450)	$(59,734)	$184,316

The accompanying notes are an integral part of these financial statements

(F-13)

CBD Brands,Inc.
Statement of Cash Flows
For the Period from October 24, 2018 (Inception) through December 31, 2018

For the Period from October 24, 2018 (Inception) through December 31, 2018

Cash flows from operating activities:
Net (loss)	$(59,734)
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Due from third party	(30,000)
Accounts Payable	7,000
Net cash (used in) operating activities	(82,734)

Cash flows from financing activities:
Proceeds from sales of common stock	244,050
Net cash provided by financing activities	244,050

Net increase in cash and cash equivalents	161,316

Cash and cash equivalents at the beginning of the year	—

Cash and cash equivalents at the end of the year	$161,316

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$—
Cash paid for income taxes	$—

The accompanying notes are an integral part of these financial statements

(F-14)

CBD BRANDS, INC.

Notes to Financial Statements

For the Period from October 24, 2018 (Inception) through December 31, 2018

Note 1 — Organization and Business Operations

CBD Brands Inc. (the “Company”) was formed on October 24, 2018 under the laws of the State of Delaware, and is headquartered in Jupiter, FL. The Company is a leading cutting-edge wellness brand dedicated to exploring and developing multiple therapeutic and medical use for Cannabidiol (CBD) in the treatment of various ailment and diseases such as Cancer, Arthritis, anxiety, insomnia, Psoriasis, chronic pain amongst others.

As of December 31, 2018, the Company had not yet commenced any operations. All activity through December 31, 2018 relates to the Company’s formation and the Private Offering of its common stock (as defined below). The Company has selected December 31 as its fiscal year end.

Going Concern Consideration

As of December 31, 2018, the Company had $161,316 in cash, accumulated deficit of $59,734, and the cash flow used in operation during the period ended December 31, 2018 was $82,734. The Company has incurred and expects to continue to incur significant costs in pursuit of its exploring and developing plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management has taken certain action and continues to implement changes designed to improve the Company’s financial results and operating cash flows.  The actions involve certain cost-saving initiatives and growing strategies, including (a) engage in very limited activities without incurring any liabilities that must be satisfied in cash until a source of funding is secured; and (b) offer noncash consideration and seek for equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

Note 2 — Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of US Securities and Exchange Commission (“SEC”).

Emerging Growth Company Status

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, (the “Securities Act”), as modified by the Jumpstart our Business Startups Act of 2012, (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

(F-15)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2018.

Net Loss per Common Share

Net income (loss) per common share is computed pursuant to section 260-10-45 of the FASB Accounting Standards Codification. Basic net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the period. If applicable, diluted earnings per share assume the conversion, exercise or issuance of all common stock instruments such as options, warrants, convertible securities and preferred stock, unless the effect is to reduce a loss or increase earnings per share. Warrants are not considered in the calculations, as the impact of the potential common shares would be to decrease the loss per share.

For the period from October 24, 2018 (Inception) to September 30, 2018

Numerator:	$(59,734)
Net (loss)

Denominator:
Denominator for basic earnings per share - Weighted-average common shares issued and outstanding during the period	3,364,113
Denominator for diluted earnings per share	3,364,113
Basic (loss) per share	$(0.02)
Diluted (loss) per share	$(0.02)

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

Stock based compensation

The Company recognizes compensation costs to employees under FASB Accounting Standards Codification 718 “Compensation - Stock Compensation” (“ASC 718”). Under ASC 718, companies are required to measure the compensation costs of share-based compensation arrangements based on the grant-date fair value and recognize the costs in the financial statements over the period during which employees are required to provide services. Share based compensation arrangements include stock options and warrants. As such, compensation cost is measured on the date of grant at their fair value. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant.

On October 24, 2018, the inception date, the Company adopted ASU No. 2018-07 “Compensation - Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting.” These amendments expand the scope of Topic 718, Compensation - Stock Compensation (which currently only includes share-based payments to employees) to include share-based payments issued to nonemployees for goods or services. Consequently, the accounting for share-based payments to nonemployees and employees will be substantially aligned.

(F-16)

Income Taxes

The Company accounts for income taxes under ASC 740 Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statement and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements. Since the Company was incorporated on October 24, 2018, the evaluation was performed for upcoming 2018 tax year which will be the only period subject to examination. The Company believes that its income tax positions and deductions would be sustained on audit and does not anticipate any adjustments that would result in a material changes to its financial position. The Company’s policy for recording interest and penalties associated with audits is to record such items as a component of income tax expense.

The Company’s deferred tax asset at December 31, 2018 consists of net operating loss carry forwards calculated using federal and state effective tax rates equating to approximately $12,000, less a valuation allowance in the amount of approximately $12,000. Because of the Company’s lack of earnings history, the deferred tax asset has been fully offset by a valuation allowance in the year ended December 31, 2018.

Related parties

The Company follows subtopic 850-10 of the FASB Accounting Standards Codification for the identification of related parties and disclosure of related party transactions.

Pursuant to Section 850-10-20 the related parties include a. affiliates of the Company; b. Entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of Section 825–10–15, to be accounted for by the equity method by the investing entity; c. trusts for the benefit of employees, such as pension and profit-sharing trusts that are managed by or under the trusteeship of management; d. principal owners of the Company; e. management of the Company; f. other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g. Other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a. the nature of the relationship(s) involved; b. a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c. the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d. amounts due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

Recent Accounting Pronouncements

In June 2018, the FASB issued ASU 2018-07, which simplifies the accounting for nonemployee share-based payment transactions. The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The standard will be effective for us in the first quarter of our fiscal year 2020, although early adoption is permitted (but no sooner than the adoption of Topic 606). The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

In May 2014, the FASB issued ASU No. 2014-09, “ Revenue from Contracts with Customers ”. The new standard provides a five-step approach to be applied to all contracts with customers and also requires expanded disclosures about revenue recognition. The ASU is effective for annual reporting periods beginning after December 15, 2017, including interim periods and is to be retrospectively applied. The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, and cash flows. The adoption of this standard is expected to result in additional financial statement disclosures.

In February 2016, Topic 842, “ Leases ” was issued to replace the leases requirements in Topic 840, “ Leases ”. The main difference between previous GAAP and Topic 842 is the recognition of lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. A lessee should recognize in the balance sheet a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying asset for the lease term. For leases with a term of 12 months or less, a lessee is permitted to make an accounting policy election by class of underlying asset not to recognize lease assets and lease liabilities. If a lessee makes this election, it should recognize lease expense for such leases generally on a straight-line basis over the lease term. The accounting applied by a lessor is largely unchanged from that applied under previous GAAP. Topic 842 will be effective for annual reporting periods beginning after December 15, 2018, including interim periods within those annual periods and is to be retrospectively applied. Earlier application is permitted. The adoption of this standard is not expected to have a significant impact on the Company’s results of operations, financial condition, cash flows, and financial statement disclosures.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

(F-17)

Note 3 — Due from Third Party

As of December 31, 2018, the Company had due from third party in amount of $30,000, which was not evidenced by a promissory note, but rather was an oral agreement between the third party and the Company and due on demand. Subsequently, the $30,000 was paid in-full on January 11, 2019.

Note 4 — Capital Structure

Common Stock - The Company is authorized to issue a total of 100,100,000 shares of common stock with par value of $0.001 each. As of December 31, 2018, 5,958,000 shares of common stock were issued and outstanding.

Founder Shares

As of December 31, 2018, 5,000,000 shares of the Company’s common stock were issued to the Founders of the Company (“Founder Shares”) for an aggregate amount of $5,000 to the management of the Company. As of December 31, 2018, the Company received cash proceeds of $4,550 from 4,550,000 Founder Shares, and recorded subscription receivable of $450.

Subscription Shares

As of December 31, 2018, approximately 10 investors submitted subscription agreements to the Company regarding the purchase of total 958,000 shares of the Company’s Common Stock by cash payment of total $239,500, or $0.25 per share, which was collected in full as of December 31, 2018. The transaction was independently negotiated between the Company and the investors. The proceeds from the subscription agreements mitigated the Company’s cash pressure in short term.

Note 5 — Warrants

In connection with the subscription agreements discussed in Note 4, the Company agreed to grant the subscribers total 958,000 warrants to purchase up to 958,000 shares of common stock at an exercise price of $0.50 per share, with a term of two years.

The fair value of these warrants was measured using the Black-Scholes valuation model at the grant date. The table below sets forth the assumptions for Black-Scholes valuation model on November 26, 2018.

Reporting Date	Relative Fair Value	Term (Years)	Exercise Price	Market Price on Grant Date	Volatility Percentage	Risk-free Rate
11/26/2018	$108,163	2	$0.50	$0.25	717%	0.0286

The following tables summarize all warrant outstanding as of December 31, 2018, and the related changes during this period.

	Number of Warrants	Exercise Price
Stock Warrants
Balance at October 24, 2018 (inception)	—	—
Granted	958,000	$0.50
Exercised	—	—
Expired	—	—
Balance at December 31, 2018	958,000	0.50
Warrants Exercisable at December 31, 2018	958,000	$0.50

Note 6 — Commitments and Contingencies

There was no pending or threatened litigation in the Company as of December 31, 2018.

Note 7 — Subsequent Events

In accordance with ASC Topic 855-10, the Company has analyzed its operations subsequent to December 31, 2018 to the date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements other than the follows.

During the first quarter of 2019, approximately 4 investors submitted subscription agreements to the Company regarding the purchase of total 200,000 shares of the Company’s Common Stock by cash payment of total $50,000, or $0.25 per share, which was collected in full. The transaction was independently negotiated between the Company and the investors. The proceeds from the subscription agreements mitigated the Company’s cash pressure in short term.

(F-18)

 EXHIBITS

The following exhibits are filed with this offering circular:

Exhibit No.	Description
2.1	Articles of Incorporation of CBD Brands, Inc., as amended
2.2	Bylaws of CBD Brands, Inc.
4.1	Form of Subscription Agreement
11.1	Consent of Auditor
12.1	Opinion re: Legality

(28)

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, State of Florida, on June 20, 2019.

CBD BRANDS. INC.

	Title	Date

By /s/ Brian S. John	Chief Executive Officer	June 20, 2019
Brian S. John	Principal Executive Officer

By /s/ Richard Miller	Secretary	June 20, 2019
Richard Miller	Principal Financial Officer

(29)